Exhibit 99.1



                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                           Abigail S. Wexner

Address of Joint Filer:                        c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Relationship of Joint Filer to Issuer:         Director

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               8/24/2007

Designated Filer:                              Leslie H. Wexner


SIGNATURE:

/s/ Abigail S. Wexner
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Abigail S. Wexner


August 28, 2007
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Date